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EXHIBIT 10.23

ADDENDUM I TO LICENSE AGREEMENT

        This agreement (hereinafter "Addendum I") is between Digital Voice Systems, Inc. a corporation organized under the laws of the Commonwealth of Massachusetts, with a principal office at One Van de Graaff Drive, Burlington, MA 01803 (hereinafter called "DVSI") and E. F. Johnson Company a company incorporated under the laws of the state of Minnesota, with a principal office at 299 Johnson Avenue, Waseca, Minnesota 56093 (hereinafter called "Licensee").

        This agreement is an addendum to the license agreement between DVSI and E. F. Johnson Company dated May 15, 1995 (hereinafter the "LICENSE AGREEMENT"). Under the terms of the LICENSE AGREEMENT, Licensee has licensed certain proprietary IMBE™ Vocoder Technology and Software owned by DVSI for use in APCO Project 25 hardware products. Licensee desires additional Software for APCO Project 25 which is capable of real-time implementation of such Technology on a Texas Instruments TMS320C54X processor (hereinafter the "TMS320C54X Software"). The TMS320C54X Software comprises Object Code but not Source Code. DVSI is willing to deliver such TMS320C54X Software to Licensee, and to extend the license granted in the LICENSE AGREEMENT to the TMS320C54X Software under the terms and conditions described herein.

        This Addendum I becomes effective on the date when it has been signed by both parties (hereinafter the "Effective Date").

ADDENDUM I

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties agree as follows:

1.    DELIVERY OF THE SOFTWARE

  1.1
  DVSI shall, within one (1) month of the Effective Date of this Addendum I, or upon receipt of the licensing fee under Section 2.1, whichever is later, deliver to Licensee the TMS320C54X Software which implements the Technology on a Texas Instruments TMS320C54X processor in a form suitable for installation on an IBM compatible PC.

  1.2
  In addition, at DVSI's expense, DVSI will make available appropriate personnel who will provide up to two (2) working days of instruction at DVSI's facility or on the telephone to familiarize Licensee's staff with the theory and operation of the programs.

2.    ADDITIONAL PAYMENTS AND RECORDS

          In consideration of the TMS320C54X Software delivered by DVSI under this Addendum I, Licensee agrees to make the following payments to DVSI.

  2.1
  Licensee shall, upon the Effective Date of this Agreement, pay to DVSI the sum of thirty thousand United States dollars (U.S. $30,000.00) as an initial licensing fee.

  2.2
  Licensee shall, within forty five (45) days of the Effective Date of this Agreement, pay to DVSI the additional sum of thirty thousand United States dollars (U.S. $30,000.00) as a further licensing fee.

  2.3
  Licensee shall, within ninety (90) days of the Effective Date of this Agreement, pay to DVSI the additional sum of twenty five thousand United States dollars (U.S. $25,000.00) as a further licensing fee.

  2.4
  Should Licensee or its authorized distributors, agents or retailers sell or lease a system that includes the TMS320C54X Software, Licensee agrees to pay DVSI a royalty in accordance with the royalty provisions contained in Section 6 of the LICENSE AGREEMENT.

3.    ACCEPTANCE AND TERMINATION

  3.1
  The acceptance criteria for the TMS320C54X Software is that it complies with the descriptions provided in Section 1.1 of this Addendum I, and Section 4 of the LICENSE AGREEMENT.

  3.2
  If the TMS320C54X Software does not conform to the specifications in Section 3.1, Licensee may reject the TMS320C54X Software for technical non-conformance upon written notification to DVSI within the first thirty (30) days from the date of Licensee's receipt of the TMS320C54X Software. In the event that Licensee retains the TMS320C54X Software for a period of thirty (30) days after delivery of the TMS320C54X Software to Licensee without written notification to DVSI of rejection, this shall constitute acceptance of the TMS320C54X Software.

  3.3
  In the event that the TMS320C54X Software is rejected by Licensee in accordance with Section 3.2, Licensee shall notify DVSI in writing of the rejection and reasons for rejection. Licensee shall, at DVSI's request, demonstrate the error(s), failure(s), or area(s) of non-conformance to DVSI on equipment readily available to DVSI or equipment made available to DVSI either at DVSI's or Licensee's facility. Errors which cannot be produced on such equipment shall not be grounds for Licensee's claim that the TMS320C54X Software does not conform to the specifications in Section 3.1. In the event Licensee rejects the TMS320C54X Software in accordance with this Section 3, DVSI shall have thirty (30) days, or longer if mutually agreed, after receiving notice of such rejection to cure any demonstrated failure(s) or area(s) of non-conformance in the TMS320C54X Software. Once the TMS320C54X Software has been modified to cure any demonstrated technical non-conformance, DVSI will deliver the modified TMS320C54X Software to Licensee and the acceptance/rejection/correction provisions herein shall be reapplied until the TMS320C54X Software is accepted.

  3.4
  DVSI warrants that the TMS320C54X Software is fully compliant with the specifications in Section 1.1. DVSI will fix or replace the TMS320C54X Software, at no cost to the Licensee, if a documented problem is found in the TMS320C54X Software.

4.    MISCELLANEOUS

  4.1
  The TMS320C54X Software is delivered to Licensee under the licensing terms and conditions provided under Section 1 of the LICENSE AGREEMENT.

  4.2
  The parties agree that all provisions in the LICENSE AGREEMENT, including the representation and warranties set forth in Section 7 of the LICENSE AGREEMENT, which apply to the Technology and the Software shall apply equally to the TMS320C54X Software.

  4.3
  The parties agree that all provisions of the LICENSE AGREEMENT remain in full force, and except as specifically stated herein, nothing in this Addendum I shall be construed to change, modify, nullify or void any of the provision(s) or condition(s) in the LICENSE AGREEMENT. In the event that any provisions(s) or condition(s) in this Addendum I are determined to be in conflict with the LICENSE AGREEMENT, the provision(s) or condition(s) in the LICENSE AGREEMENT shall take precedence over the provision(s) or condition(s) in this Addendum I.

  4.4
  Notices.    Any notice or other communication pursuant to this Addendum I shall be sufficiently made or given on the date of mailing if sent to such party by certified mail, postage prepaid, addressed to the party to whom notice is being given at its address below or as it shall designate by written notice given to the other party.

      In the case of DVSI:

        Jae S. Lim, Chairman of the Board, or
        John C. Hardwick, President
        Digital Voice Systems, Inc.
        One Van de Graaff Drive
        Burlington, MA 01803 USA

      In the case of Licensee:

        David L. Hattey, General Manager
        E. F. Johnson Company
        438 Gateway Boulevard
        Burnsville, Minnesota 55337

  4.5
  In the event that any provisions of this Addendum I are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions.

  4.6
  No waiver by either party of any rights hereunder shall be valid unless it is in writing signed by that party. The omission by either party to insist upon strict performance of any provision of this Addendum I shall not be construed as a waiver of such provision.

  4.7
  This Addendum I shall be read and construed according to the laws of the Commonwealth of Massachusetts, United States of America, and the parties submit to the jurisdiction of the courts of said Commonwealth.

        IN WITNESS WHEREOF, the parties hereto set their hands and seals and duly execute this Addendum I as of the last day and year written below.

DIGITAL VOICE SYSTEMS, INC.		LICENSEE
BY:	/s/ JOHN C. HARDWICK	BY:	/s/ DAVID L. HATTEY
Typed Name:	John C. Hardwick	Typed Name:	David L. Hattey
Title:	President	Title:	General Manager
Date:		Date:

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ADDENDUM I TO LICENSE AGREEMENT
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